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                                                                     EXHIBIT 5.1

                         [LETTERHEAD OF ANDREWS & KURTH
                      MAYOR, DAY, CALDWELL & KEETON L.L.P.]

                                January 11, 2002


Board of Directors
El Paso Corporation
El Paso Building
1001 Louisiana Street
Houston, Texas 77002

Gentlemen:

         We have acted as special counsel to El Paso Corporation, a Delaware corporation (the "Company"), in connection with (i) the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Registration Statement on Form S-3 filed by the Company with the Commission on April 27, 2001 , commission file number 333-59704 (the "Registration Statement"), for the purpose of registering under the Act, among other securities, senior debt securities of the Company; (ii) the preparation of a prospectus supplement, dated January 7, 2002 (the "Prospectus Supplement"), (iii) the preparation of a registration statement on Form S-3, commission file number 333-76454 (the "462(b) Registration Statement"), filed with the Commission on January 9, 2002 pursuant to Rule 462(b) under the Act, and (iv) the preparation of a pricing supplement, dated January 9, 2002 (the "Pricing Supplement"), in connection with the issuance of $1,100,000,000 aggregate principal amount of 7.750% Medium Term Notes of the Company (the "Notes"). The Notes will be issued pursuant to a senior indenture, dated as of May 10, 1999 (the "Original Senior Indenture"), originally entered into by the Company and The Chase Manhattan Bank (now JPMorgan Chase Bank), as trustee, as the same has been and may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of the Notes.

         In arriving at the opinions expressed below, we have examined (i) the Certificate of Incorporation and Bylaws of the Company, as amended to date, (ii) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, and the 462(b) Registration Statement, (iii) the Prospectus Supplement, (iv) the Pricing Supplement, (v) the Original Senior Indenture, as supplemented to date (the "Existing Senior Indenture"), and (vi) the originals or copies certified or otherwise identified to our satisfaction of such other instruments and certificates of public officials, officers and representatives of the Company and other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.



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         In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the conformity to the originals of all documents supplied to us as certified or photostatic or faxed copies, (iv) the authenticity of the originals of such documents, and (v) as to the forms of all documents in respect of which forms were filed with the Commission as exhibits to the Registration Statement, the conformity in all material respects of such documents to the forms thereof that we have examined. In conducting our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

         We have assumed that the Notes, when executed, will be executed in substantially the forms reviewed by us. In addition, we have assumed the receipt by each person to whom or for whose benefit a Note is to be issued (collectively, the "Holders") of a certificate for such Note or the receipt by the Depository Trust Company, acting as agent, on behalf of the Holders, of a global Note evidencing all Notes, and the payment for the Notes so acquired, in accordance with the Registration Statement and the Distribution Agreement, dated July 24, 2001, as amended to date (the "Distribution Agreement"), and the Terms Agreement, dated January 8, 2002 (the "Terms Agreement"), in each case between the Company and Banc of America Securities LLC, ABN AMRO Incorporated, BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc. and J.P. Morgan Securities Inc., and that the Notes are issued and sold to the Holders in accordance with the Registration Statement, the Distribution Agreement and the Terms Agreement. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company and others.

         Based upon and subject to the foregoing, and subject also to the limitations and other assumptions and qualifications set forth below, we are of the opinion that when the Notes have been duly executed, authenticated, issued and delivered in accordance with the Existing Senior Indenture and delivered and paid for as contemplated by the Registration Statement, the Distribution Agreement and the Terms Agreement:

         (A) the Existing Senior Indenture is a valid and legally binding instrument of the Company, and

         (B) the Notes will be legally issued and will constitute valid and legally binding obligations of the Company.

         The validity and enforceability of the Indenture and the Notes are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). In addition, we express no opinion as to any provision of the



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Existing Indenture that (a) relates to severability or separability or (b)
relates to choice of law to the extent, if any, it purports to require disregard of mandatory choice of law rules.

         This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date. We express no opinion other than as to the laws of the State of New York and, to the extent relevant, the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the 462(b) Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus, dated May 4, 2001, in the Prospectus Supplement, dated January 7, 2002 and in the Pricing Supplement dated January 9, 2002 which form a part of the Registration Statement. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                       Very truly yours,
                                       /s/ Andrews & Kurth
                                       Mayor, Day, Caldwell & Keeton L.L.P.

1198/1580(NY only)/2698